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                                   EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                           KLA INSTRUMENTS CORPORATION



                                                      STATE OR OTHER
                                                      JURISDICTION OF
NAME                                                  INCORPORATION
- ----                                                  ---------------
KLA Building Corporation                              California

KLA Instruments International Corporation             California

KLA International Corporation                         California

KLA Management Corporation                            California

KLA Instruments PCBI Corporation                      California

KLA Instruments Limited                               United Kingdom

KLA Instruments GmbH                                  Germany

KLA Instruments France, S.A.                          France

KLA Japan Limited                                     Japan

KLA Instruments Sales Corporation                     U.S. Virgin Islands

KLA Instruments, SLR                                  Italy

KLA Instruments (Israel) Corporation                  Israel

KLA Holding Company Limited                           Israel

KLA (Israel) Service Limited                          Israel

KLA Instruments (Cayman) Limited                      Cayman Islands

KLA Instruments KLINNIK Corporation                   California

KLA Instruments, S.A.                                 Switzerland

KLA Instruments (Malaysia) SdnBdh                     Malaysia

KLA Instruments (Singapore) PTE, Limited              Singapore

Metrologix, Inc.                                      Delaware


The aforesaid subsidiaries do business only under their own names.

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